Memorandum of Amendment
                Contract of Permission for Operating Business of
                        Selling Merchandise and Souvenirs
                              at Chiang Mai Airport
                   No. Chor.Mor. 1-27/2543 dated 19 March 2001
                                   Amendment 1


This memorandum is made at the Airports Authority of Thailand on 5 June 2001, between the Airports Authority of Thailand, represented by Flight Lieutenant Usar Borisuth, Deputy Managing Director, Acting Managing Director of the Airports Authority of Thailand, hereinafter called "AAT" of one part, and King Power Tax Free Co., Ltd., registered as a juristic person Company Limited under the Civil and Commercial Code, with the head office at 26th-27th Floors, Siam Tower, No. 989, Rama I Road, Pathum Wan Sub-district, Pathum Wan District, Bangkok Metropolis, represented by Mr. Viratana Suntaranond, the person empowered to enter juristic act binding King Power Tax Free Co., Ltd. according to the Certificate No. Phor.Hor. 0007150 dated 24 April 2001, issued by the Office of Partnership/Company Registration, Bangkok Metropolis, hereinafter called the "Operator" of the other part.

Whereas AAT has granted a permission to the Operator to operate the business of selling merchandise and souvenirs at the Chiang Mai Airport, according to the Contract No. Chor.Mor. 1-27/2543 dated 19 March 2001, for a period of two years, from 1 June 2000 to 31 May 2002.

And whereas AAT has permitted the Operator to lease additional space for the business operation, thus the Operator agrees to pay the additional remuneration.

Therefore, AAT and the Operator agree as follows :

1. Clause 2.1.2 of the Contract No. Chor.Mor. 1-27/2543 dated 19 March 2001 shall be repealed and replaced with the following :

         "2.1.2 The Operator agrees to pay the remuneration for receiving permission for operating the business of selling merchandise and souvenirs under this contract to AAT in advance, on monthly basis, by the 5th of every month, as follows :

                  - Year 1, from 1 June 2000 to 4 April 2001, Baht 40,000.00 (Forty Thousand Baht) per month; and from 5 April 2001 to 31 May 2001, Baht 52,193.40 (Fifty-Two Thousand One Hundred Ninety-Three Baht and Forty Satang); and

                  - Year 2, from 1 June 2001 to 31 May 2002, Baht 57,412.74 (Fifty-Seven Thousand Four Hundred Twelve Baht and Seventy-Four Satang) per month.

                           The said remuneration does not include the value added tax, for which the Operator has the duty to pay at the rate stipulated by law."

2. In entering into this memorandum, the Operator has submitted the Letter of Guarantee No. 00744000166, dated 18 May 2001, of DBS Thai Danu Bank Public Company Limited, Pathum Wan Branch, for Baht 88,525.00 (Eighty-Eight Thousand Five Hundred Twenty-Five Baht) to AAT as guarantee for compliance with the Contract No. Chor.Mor. 1-27/2543 dated 19 March 2001. The said performance guarantee shall be returned after the Operator has been relieved from all obligations under the said contract.

3. The contents of the Contract No. Chor.Mor. 1-27/2543 dated 19 March 2000, besides the amendment made according to Clause 1 and Clause 2 of this memorandum, shall remain valid.

4.       This memorandum is effective 5 April 2001.

This memorandum is made in duplicate. Both parties, having read and understood it entirely, hereunder sign their names and affix seal (if any) in the presence of witnesses and each retaining one copy.


AAT                                    The Operator
---                                    ------------

         - signed -                                        - signed -
(Flight Lieutenant Usar Borisuth)                  (Mr. Viratana Suntaranond)



Witness                                Witness
-------                                -------

         - signed -                                        - signed -
    (Mr. Krit Phakhakit)                       (Miss Sarinthorn Jongchaidetwong)

                    DBS THAI DANU BANK PUBLIC COMPANY LIMITED

                               Letter of Guarantee

No. 00744000166                                                      18 May 2001

We, DBS Thai Danu Bank Public Company Limited, Pathum Wan Branch, with offices at 186/5-8, Siam Square Soi 7, Phaya Thai Road, Pathum Wan Sub-district, Pathum Wan District, Bangkok Metropolis, hereby issue this Letter of Guarantee to the Airports Authority of Thailand, as follows :

1. Whereas King Power Tax Free Co., Ltd. has entered into the Contract of Permission for Operating Business of Selling Merchandise and Souvenirs at Chiang Mai Airport, No. Chor.Mor. 1-27/2543, and performance guarantee is required by the Airports Authority of Thailand, for an amount of Baht 88,525.00 (Eighty-Eight Thousand Five Hundred Twenty-Five Baht).

2. We consent to bind ourselves as the guarantor of King Power Tax Free Co., Ltd. to the Airports Authority of Thailand for an amount not exceeding Baht 88,525.00 (Eighty-Eight Thousand Five Hundred Twenty-Five Baht). That is, if King Power Tax Free Co., Ltd. fails to comply with the agreement entered with the Airports Authority of Thailand, or is in breach of any clause of the said agreement, thereby the Airports Authority of Thailand is entitled to forfeit the performance guarantee or demand penalty or fines and/or damages from King Power Tax Free Co., Ltd., we shall promptly make the payment on behalf of and without requesting King Power Tax Free Co., Ltd. to make such payment first.

3. We acknowledge and consent in case the Airports Authority of Thailand has given an extension or leniency for compliance with the agreement to King Power Tax Free Co., Ltd., provided that the Airports Authority of Thailand shall notify us without delay. This Letter of Guarantee is valid from 5 April 2001 to 31 May 2002.

As evidence, we, DBS Thai Danu Bank Public Company Limited, Pathum Wan Branch, by the undersigned who are empowered to enter juristic act binding the bank, hereunder sign our names and affixed the seal.

                    - signed -                  - signed -             Guarantor
            (Mrs. Sirikul Chiranon)    (Miss Siraphon Saengphairoj)
              Assistant Director &       Assistant Branch Manager
                 Branch Manager

                    - signed -                  - signed -             Witness
          (Mr. Somsak Ratankritnanon)     (Mr. Siriphon Archiwa )